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                                                                    EXHIBIT 99.1

(COVENTRY HEALTH CARE LOGO)

                                                                 News Release

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
(301) 581-0600

For Immediate Release                          Contact: Shawn M. Guertin
                                                        Chief Financial Officer
                                                        (301) 581-5701

                                                        John J. Stelben
                                                        VP, Business Development
                                                        (301) 581-5729


       COVENTRY HEALTH CARE ANNOUNCES CLOSING OF FIRST HEALTH ACQUISITION

Bethesda, Maryland (January 28, 2005) - Coventry Health Care, Inc. (NYSE: CVH) announced today that it has completed the acquisition of First Health Group Corp. Each outstanding share of First Health common stock was converted into a right to receive $9.375 cash and 0.1791 shares of Coventry common stock. In connection with the merger, Coventry is issuing approximately 16.5 million shares of its common stock to former First Health stockholders.

     In connection with the acquisition, Coventry entered into new senior, unsecured credit facilities consisting of a $300 million five-year term loan, all of which was drawn at closing, and a $150 million five-year revolving credit facility, of which $65 million was drawn at closing. Coventry also closed the previously announced private placement of $250 million aggregate principal amount of its 5 7/8% senior notes due 2012 and $250 million aggregate principal amount of its 6 1/8% senior notes due 2015. The senior notes are general unsecured obligations of Coventry and rank equal in right of payment to all of Coventry's existing and future senior debt, including its existing 8.125% senior notes due 2012 and its new credit facilities. Coventry used the proceeds from the new credit facilities and senior notes, together with approximately $221 million of cash on hand, to fund the First Health acquisition, including the repayment of First Health's outstanding bank debt and related transaction expenses.

     "We are excited to close the First Health transaction and start a new chapter in Coventry's story of profitable growth," said Dale B. Wolf, Coventry's chief executive officer. "We have been working diligently with First Health since the transaction was announced on October 14, 2004 and are well down the path with our integration planning. I look forward to working with all employees of the new Coventry to continue our company's track record of providing value to our customers, profitable growth to our investors, and opportunities for our employees."

     This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, and Coventry's Registration Statement on Form S-4, as filed with the SEC on November 9, 2004 and amended on December 23, 2004.


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     Coventry Health Care is a national managed health care company based in
Bethesda, Maryland operating health plans, insurance companies, network rental services companies, and worker's compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicaid, Worker's Compensation and Network Rental to a broad cross section of employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.coventryhealth.com and www.firsthealth.com.


















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